                                                                   Exhibit 99.3

             JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial information and explanatory notes present how the combined financial statements of JPMorgan Chase and Bear Stearns may have appeared had the companies actually been combined as of the date indicated. The unaudited pro forma combined statement of income for the year ended December 31, 2007 gives effect to the merger as if the merger had been completed on January 1, 2007. The unaudited pro forma combined balance sheet at December 31, 2007 assumes the merger was completed on that date. The unaudited pro forma combined financial information shows the impact of the merger on JPMorgan Chase's and Bear Stearns' combined financial position and results of operations under the purchase method of accounting with JPMorgan Chase treated as the acquirer. Under this method of accounting, JPMorgan Chase will record the assets and liabilities of Bear Stearns at their estimated fair values as of the date the merger is completed.

   The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both JPMorgan Chase and Bear Stearns.

   The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented. In addition, as explained in more detail in the accompanying notes to unaudited pro forma combined financial information, the resulting extraordinary gain reflected in the unaudited pro forma combined financial information is subject to adjustment. Bear Stearns is a broker-dealer, and many of the assets and liabilities on its consolidated balance sheet are financial assets carried at fair value, or are short-term in nature. For those that are short-term in nature, the carrying value approximates fair value. For purposes of these unaudited pro forma combined financial statements no valuation adjustments were applied to Bear Stearns' assets and liabilities carried at fair value or those which are short-term in nature, except for adjustments to reflect JPMorgan Chase credit spreads on trading liabilities and long-term debt. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. The fair value of Bear Stearns' pro forma net assets at November 30, 2007 is estimated to be $10.3 billion, which exceeds the estimated $1.4 billion purchase price. This results in negative goodwill. In accordance with U.S. GAAP, nonfinancial assets that are not held for sale, such as Bear Stearns' premises and equipment and other intangibles, were written down against the negative goodwill. Upon consummation of the merger, any negative goodwill remaining after writing down nonfinancial assets will be recognized as an extraordinary gain. For further information, see Note 3 to these unaudited pro forma combined financial statements. After completing a fair value analysis of Bear Stearns' assets and liabilities as of the closing date, the final allocation of negative goodwill to nonfinancial assets and then the extraordinary gain will be determined. This unaudited pro forma financial information represents management's current estimate of the combined financial information based on available financial information of JPMorgan Chase and Bear Stearns as of year end 2007. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

             JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
          For the Year Ended December 31, 2007 and November 30, 2007
                      In millions (except per share data)

                                                            JPMorgan   Bear
                                                             Chase   Stearns
                                                              Year     Year
                                                             ended    ended                              Pro           Pro
                                                            December November     Reporting             forma         forma
                                                            31, 2007 30, 2007 reclassifications      adjustments     combined
                                                            -------- -------- -----------------      -----------     --------
Revenue
Investment banking fees                                     $ 6,635  $ 1,380        $  (286)/(1)/       $  --        $ 7,706
                                                                                        (23)/(2)/
Principal transactions                                        9,015    1,323             23/(2)/           --         10,231
                                                                                       (130)/(3)/          --
Lending & deposit-related fees                                3,938       --            --                 --          3,938
Asset management, administration and commissions             14,356       --         (2,702)/(4)/          --         12,251
                                                                                        597/(5)/
Asset management and other income                                --      623           (623)/(5,6)/        --             --
Commissions                                                      --    1,269         (1,269)/(7)/          --             --
Brokerage commissions                                            --       --          3,971/(4,7)/         --          3,971
Securities gains (losses)                                       164       --            --                 --            164
Mortgage fees and related income                              2,118       --            416/(1,3)/         --          2,534
Credit card income                                            6,911       --            --                 --          6,911
Other income                                                  1,829       --             26/(6)/           --          1,855
                                                            -------  -------       -------              -----        -------
Noninterest revenue                                          44,966    4,595            --                 --         49,561
                                                            -------  -------       -------              -----        -------
Interest income                                              71,387   11,556            --                 --         82,943
Interest expense                                             44,981   10,206            --                 186/(A)/   55,373
                                                            -------  -------       -------              -----        -------
Net interest income                                          26,406    1,350            --               (186)        27,570
                                                            -------  -------       -------              -----        -------
Total net revenue                                            71,372    5,945            --               (186)        77,131
                                                            -------  -------       -------              -----        -------
Provision for credit losses                                   6,864       --            --                 --          6,864
Noninterest expense
Compensation expense                                         22,689    3,425            --                 --         26,114
Occupancy expense                                             2,608      264            --                 (23)/(B)/   2,849
Technology, communications and equipment expense              3,779      578            (85)/(8)/         (131)/(B)/   4,141
Professional & outside services                               5,140      362           (929)/(8,9)/        --          4,573
Floor brokerage, exchange and clearance expense                  --      279          1,014/(9)/           --          1,293
Marketing                                                     2,070      179            --                 --          2,249
Other expense                                                 3,814      438            221/(10,11)/      (227)/(C)/   4,267
                                                                                                            21/(D)/
Impairment of goodwill and specialist rights                     --      227           (227)/(10)/                        --
Amortization of intangibles                                   1,394       --              6/(11)/          --          1,400
Merger costs                                                    209       --            --                 --            209
                                                            -------  -------       -------              -----        -------
Total noninterest expense                                    41,703    5,752            --               (360)        47,095
                                                            -------  -------       -------              -----        -------
Income from continuing operations before income tax expense  22,805      193            --                174         23,172
Income tax expense                                            7,440      (40)           --                  61/(E)/    7,461
                                                            -------  -------       -------              -----        -------
Income from continuing operations                           $15,365  $   233       $    --              $ 113        $15,711
                                                            =======  =======       =======              =====        =======
Per common share information
Income from continuing operations:
Basic earnings per share                                    $  4.51  $  1.68                                         $  4.58
Diluted earnings per share                                     4.38     1.52                                            4.43
Average common shares outstanding                             3,404      130                              (102)/(F)/   3,432
Average diluted common shares outstanding                     3,508      146                              (107)/(F)/   3,547
                                                            -------  -------                            -----        -------

             JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                    December 31, 2007 and November 30, 2007
                      In millions (except per share data)

                                JPMorgan     Bear
                                 Chase     Stearns                                              Pro           Pro
                                December   November             Reporting                      forma         forma
                                31, 2007   30, 2007         reclassifications               adjustments     combined
                               ----------  --------         -----------------               -----------    ----------
Assets
Cash and due from banks        $   40,144  $ 21,406      $   9,010/(1)/                     $ (1,179)/(G)/ $   98,181
                                                              (200)/(2)/                      29,000/(H)/
Deposits with banks                11,466        --            --                                --            11,466
Cash and securities deposited
  with clearing organizations
  or segregated in compliance
  with federal regulations             --    12,890         (9,010)/(1)/                         --                --
                                                            (3,880)/(3)/
Federal funds sold and
  securities purchased under
  resale agreements               170,897        --         27,878/(4)/                          --           198,775
Collateralized agreements:
Securities purchased under
  agreements to resell                 --    27,878        (27,878)/(4)/                         --                --
Securities borrowed                84,184    82,245            --                                --           166,429
Securities received as
  collateral                           --    15,599            --                                --            15,599
Trading assets                    491,409        --        170,705/(5,6,14)/                    (981)/(I)/    631,996
                                                              (137)/(2)/                     (29,000)/(H)/
Financial instruments owned,
  at fair value                        --   122,518       (122,518)/(5)/                         --                --
Financial instruments owned
  and pledged as collateral,
  at fair value                        --    15,724        (15,724)/(6)/                         --                --
Securities                         85,450        --            --                                --            85,450
Loans                             519,374        --            --                                --           519,374
Allowance for loan losses          (9,234)       --            --                                --            (9,234)
                               ----------  --------     ---------                          --------        ----------
Loans, net of Allowance for
  loan losses                     510,140        --            --                                --           510,140
Accrued interest and accounts
  receivable                       24,823        --         41,900/(7)/                          --            67,365
                                                               642/(8)/
Receivables:
Customers                              --    41,115        (41,115)/(7)/                         --                --
Brokers, dealers and others            --    11,622        (11,622)/(9)/                         --                --
Interest and dividends                 --       785           (785)/(7)/                         --                --
Brokerage receivables                  --        --         11,622/(9)/                       (5,788)/(J)/     15,398
                                                             9,564/(10)/
Premises and equipment              9,319       605            --                               (605)/(K)/      9,319
Goodwill                           45,270        --             82/(11)/                         (82)/(L)/     45,270
Other intangible assets:
Mortgage servicing rights           8,632        --            833/(12)/                         --             9,465
Purchased credit card
  relationships                     2,303        --            --                                --             2,303
All other intangibles               3,796        --              7/(13)/                          (7)/(L)/      3,796
Other assets                       74,314     9,422         (6,158)/(3,8,10,11,12,13,15)/        24 /(M)/      76,748
                                                               306/(2)/                       (1,160)/(N)/
Assets of variable interest
  entities and mortgage loan
  special purpose entities             --    33,553        (32,463)/(14)/                        --                --
                                                            (1,090)/(15)/
                               ----------  --------     ---------                          --------        ----------
Total assets                   $1,562,147  $395,362     $     (31)                         $ (9,778)       $1,947,700
                               ==========  ========     =========                          ========        ==========

             JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
            UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
                    December 31, 2007 and November 30, 2007
                      In millions (except per share data)

                                  JPMorgan Chase     Bear Stearns            Reporting               Pro forma       Pro forma
                                 December 31, 2007 November 30, 2007     reclassifications          adjustments      combined
                                 ----------------- -----------------     -----------------          -----------      --------
Liabilities
Deposits                            $  740,728         $     --          $      --                    $(1,179)/(G)/ $  739,549
Federal funds purchased and
  securities sold under
  repurchase agreements                154,398               --             102,373/(16)/                 --           245,849
                                                                            (10,922)/(17)/
Collateralized financings:
Securities sold under
  agreements to repurchase                  --          102,373            (102,373)/(16)/                --                --
Securities loaned                           --            3,935              (3,935)/(18)/                --                --
Other secured borrowings                    --           12,361             (12,361)/(19)/                --                --
Securities loaned                           --               --              14,857/(17,18)/              --            14,857
Commercial paper                        49,596               --               3,901/(20)/                 --            53,497
Unsecured short-term borrowings             --           11,643              (3,901)/(20)/                --                --
                                                                             (7,742)/(21)/
Obligation to return securities
  received as collateral                    --           15,599                 --                        --            15,599
Other borrowed funds                    28,835               --              20,103/(19,21)/              --            48,938
Trading liabilities                    157,867               --              43,807/(22)/                 307/(O)/     200,969
                                                                                (31)/(2)/                (981)/(I)/
Financial instruments sold, but
  not yet purchased, at fair
  value                                     --           43,807             (43,807)/(22)/                --                --
Accounts payable, accrued
  expense and other liabilities         94,476               --              75,995/(23,25,26,27)/        352/(D)/     170,823
Payables:
Customers                                   --           83,204             (83,204)/(23)/                --                --
Brokers, dealers and others                 --            4,101              (4,101)/(24)/                --                --
Interest and dividends                      --            1,301              (1,301)/(23)/                --                --
Brokerage payables                          --               --              4,101 /(24)/              (5,788)/(J)/     12,925
                                                                             14,612/(25)/
Accrued employee compensation
  and benefits                              --            1,651              (1,651)/(26)/                --                --
Other liabilities and accrued
  expenses                                  --            4,451              (4,451)/(27)/                --                --
Beneficial interests issued by
  consolidated variable
  interest entities                     14,016               --              30,605/(28)/                 --            44,621
Liabilities of variable
  interest entities and
  mortgage loan special purpose
  entities                                  --           30,605             (30,605)/(28)/                --                --
Long-term debt                         183,862           68,538                (263)/(29)/                399/(O)/     251,702
                                                                                                         (834)/(A)/
Junior subordinated deferrable
  interest debentures held by
  trusts that issued guaranteed
  capital debt securities               15,148               --                 263/(29)/                 --            15,411
                                    ----------         --------          ---------                   -------        ----------
Total liabilities                    1,438,926          383,569                (31)                   (7,724)        1,814,740
                                    ----------         --------          ---------                   -------        ----------
Stockholders' equity
Preferred stock                             --              352                                          (352)/(D)/         --
Common stock                             3,658              185                                            25/(P)/       3,683
                                                                                                         (185)/(P)/
Capital surplus                         78,597               --                                         1,348/(P)/      79,945
Paid-in capital                             --            4,986                                        (4,986)/(P)/         --
Employee stock compensation
  plans                                     --            2,478                                        (2,478)/(P)/         --
Retained earnings                       54,715            9,441                                         8,366/(Q)/      63,081
                                                                                                       (9,441)/(P)/
Accumulated other comprehensive
  income (loss)                           (917)              (8)                                            8/(P)/        (917)
Treasury stock, at cost                (12,832)          (5,641)                                        5,641/(P)/     (12,832)
                                    ----------         --------          ---------                   -------        ----------
Total stockholders' equity             123,221           11,793                                       (2,054)          132,960
                                    ----------         --------          ---------                   -------        ----------
Total liabilities and
  stockholders' equity              $1,562,147         $395,362          $     (31)                  $(9,778)       $1,947,700
                                    ==========         ========          =========                   =======        ==========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1--Basis of Pro Forma Presentation

   The unaudited pro forma combined financial information relating to the merger of JPMorgan Chase with Bear Stearns is presented as of and for the year ended December 31, 2007 for JPMorgan Chase and as of and for the year ended November 30, 2007 for Bear Stearns.

   The reporting reclassifications column represents the change in presentation of the historical consolidated financial statements of Bear Stearns and JPMorgan Chase to conform to the preliminary presentation of such information for the combined entity as discussed in Note 2. For purposes of identifying the reclassification between line items on the financial statements, numerical references are provided to reflect where balances have been reclassified.

   JPMorgan Chase and Bear Stearns are in the process of reviewing their accounting and reporting policies and, as a result of this review, it may be necessary to adjust either JPMorgan Chase's or Bear Stearns' financial statements to conform to those accounting policies that are determined by the combined company to be most appropriate. While some reclassifications have been included in the unaudited pro forma combined financial information included in this document, further reclassifications may be necessary upon the completion of this review. Final determination of financial statement presentation will be completed upon consummation of the merger.

   Material intercompany transactions have been eliminated from the accompanying unaudited pro forma combined financial information. However the information does not reflect the elimination of hedge accounting results. Management believes this presentation is more reflective of the pro forma results of the combined entity, as derivatives that have qualified for hedge accounting in the periods presented will continue to qualify as hedges until the date the merger is completed; and it is management's intent to replace derivatives currently used for hedging purposes which will become intercompany, with new third-party derivative contracts.

   The pro forma adjustments reflect the conversion of 112,998,620 shares (shares issued of 184,805,847, less treasury shares of 71,807,227) of Bear Stearns common stock outstanding at November 30, 2007, into JPMorgan Chase common stock using an exchange ratio of 0.21753 multiplied by the JPMorgan Chase average share price of $45.26. The average share price was computed using the closing prices of the four trading days during the period March 19, 2008 through March 25, 2008. Also included in the purchase price of the merger is the estimated fair value of the Bear Stearns employee stock awards that are expected to be vested for accounting purposes following consummation of the merger and that will be converted into JPMorgan Chase employee stock awards. The estimated fair value of these awards is $261 million. The total estimated purchase price of the merger for purposes of this pro forma financial information is $1.4 billion.

   The merger will be accounted for using the purchase method of accounting, which requires that the assets and liabilities of Bear Stearns be recorded at their estimated fair value as of the date of acquisition.

   The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company. In addition, as explained in more detail in the accompanying notes to unaudited pro forma combined financial information, the resulting extraordinary gain reflected in the unaudited pro forma combined financial information is subject to adjustment. Bear Stearns is a broker-dealer, and many of the assets and liabilities on its consolidated balance sheet are financial assets carried at fair value, or are short-term in nature. For those that are short term in nature, the carrying value approximates fair value. For purposes of these unaudited pro forma combined financial statements no valuation adjustments were applied to Bear Stearns' assets and liabilities carried at fair value or those which are short-term in nature, except for adjustments to reflect JPMorgan Chase credit spreads on trading liabilities and long-term debt. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. The fair value of Bear Stearns' pro forma net assets at November 30, 2007 is estimated to be $10.3 billion, which exceeds the estimated $1.4 billion purchase price. This results in negative goodwill. In accordance with U.S. GAAP, nonfinancial assets that are not held for sale, such as Bear Stearns' premises and equipment, and other intangibles, were written down against the negative goodwill. Upon consummation of the merger, any negative goodwill remaining after writing down nonfinancial assets will be recognized as an extraordinary gain. For further information, see Note 3 to these unaudited pro forma combined financial statements. After completing a fair value analysis of Bear Stearns' assets and liabilities as of the closing date, the final allocation of negative goodwill to nonfinancial assets and the amount of the extraordinary gain will be determined. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

Note 2--Reporting Reclassifications

Income Statement

 1 - Adjustment to reclassify Bear Stearns' mortgage servicing fees and advances from investment banking fees into mortgage fees and related income to conform to JPMorgan Chase's classification.

 2 - Adjustment to reclassify Bear Stearns' merchant banking revenue from investment banking fees into principal transactions revenue to conform to JPMorgan Chase's classification.

 3 - Adjustment to reclassify Bear Stearns' changes in the fair value of mortgage servicing rights from principal transactions revenue into mortgage fees and related income to conform to JPMorgan Chase's classification.

 4 - Adjustment to reclassify JPMorgan Chase's brokerage commissions from asset management, administration and commissions into brokerage commissions to conform to the combined JPMorgan Chase classification.

 5 - Adjustment to reclassify Bear Stearns' asset management income from asset management and other income into asset management, administration and commissions to conform to JPMorgan Chase's classification.

 6 - Adjustment to reclassify Bear Stearns' other income from asset management and other income into other income to conform to JPMorgan Chase's classification.

 7 - Adjustment to reclassify Bear Stearns' commissions income into brokerage commissions income to conform to the combined JPMorgan Chase classification.

 8 - Adjustment to reclassify Bear Stearns' information technology consultant expense from technology, communications and equipment expense into professional & outside services to conform to JPMorgan Chase's classification.

 9 - Adjustment to reclassify JPMorgan Chase's brokerage commission expense from professional & outside services into floor brokerage, exchange and clearance expense to conform to the combined JPMorgan Chase classification.

10 - Adjustment to reclassify Bear Stearns' impairment of goodwill and specialist rights into other expense to conform to JPMorgan Chase's classification.

11 - Adjustment to reclassify Bear Stearns' amortization of intangibles from other expense into amortization of intangibles to conform to JPMorgan Chase's classification.

Balance Sheet

 1 - Adjustment to reclassify Bear Stearns' cash segregated in compliance with federal regulations from cash and securities deposited with clearing organizations or segregated in compliance with federal regulations into cash and due from banks to conform to JPMorgan Chase's classification.

 2 - Adjustment for the timing difference between Bear Stearns' intercompany balances as of November 30, 2007 and JPMorgan Chase intercompany balances as of December 31, 2007.

 3 - Adjustment to reclassify Bear Stearns' cash and securities deposited with clearing organizations from cash and securities deposited with clearing organizations or segregated in compliance with federal regulations into other assets to conform to JPMorgan Chase's classification.

 4 - Adjustment to reclassify Bear Stearns' collateralized agreements:
     securities purchased under agreements to resell into federal funds sold and securities purchased under resale agreements to conform to JPMorgan Chase's classification.

 5 - Adjustment to reclassify Bear Stearns' financial instruments owned, at fair value into trading assets to conform to JPMorgan Chase's classification.

 6 - Adjustment to reclassify Bear Stearns' financial instruments owned and pledged as collateral, at fair value into trading assets to conform to JPMorgan Chase's classification.

 7 - Adjustment to reclassify Bear Stearns' receivables: customers, and interest and dividends into accrued interest and accounts receivable to conform to JPMorgan Chase's classification.

 8 - Adjustment to reclassify Bear Stearns' accounts receivable and fees receivable from other assets into accrued interest and accounts receivable to conform to JPMorgan Chase's classification.

 9 - Adjustment to reclassify Bear Stearns' receivables: brokers, dealers and others into brokerage receivables to conform to the combined JPMorgan Chase classification.

10 - Adjustment to reclassify JPMorgan Chase's brokerage-related receivables from other assets into brokerage receivables to conform to the combined JPMorgan Chase classification.

11 - Adjustment to reclassify Bear Stearns' goodwill from other assets into goodwill to conform to JPMorgan Chase's classification.

12 - Adjustment to reclassify Bear Stearns' mortgage servicing rights from other assets into mortgage servicing rights to conform to JPMorgan Chase's classification.

13 - Adjustment to reclassify Bear Stearns' intangibles from other assets into all other intangibles to conform to JPMorgan Chase's classification.

14 - Adjustment to reclassify Bear Stearns' assets of variable interest entities and mortgage loan special purpose entities: mortgage securitization; and collateralized debt and loan obligations into trading assets to conform to JPMorgan Chase's classification.

15 - Adjustment to reclassify Bear Stearns' assets of variable interest entities and mortgage loan special purpose entities: employee funds; and energy investments into other assets to conform to JPMorgan Chase's classification.

16 - Adjustment to reclassify Bear Stearns' collateralized financings:
     securities sold under agreements to repurchase into federal funds purchased and securities sold under repurchase agreements to conform to JPMorgan Chase's classification.

17 - Adjustment to reclassify JPMorgan Chase's securities loaned from federal funds purchased and securities sold under repurchase agreements into securities loaned to conform to the combined JPMorgan Chase classification.

18 - Adjustment to reclassify Bear Stearns' collateralized financings:
     securities loaned into securities loaned to conform to the combined JPMorgan Chase classification.

19 - Adjustment to reclassify Bear Stearns' collateralized financings: other secured borrowings into other borrowed funds to conform to JPMorgan Chase's classification.

20 - Adjustment to reclassify Bear Stearns' unsecured borrowings: commercial paper from unsecured short-term borrowings into commercial paper to conform to JPMorgan Chase's classification.

21 - Adjustment to reclassify Bear Stearns' unsecured borrowings: bank loans;
     medium term notes; and other unsecured borrowings from unsecured short-term borrowings into other borrowed funds to conform to JPMorgan Chase's classification.

22 - Adjustment to reclassify Bear Stearns' financial instruments sold, but not yet purchased, at fair value into trading liabilities to conform to JPMorgan Chase's classification.

23 - Adjustment to reclassify Bear Stearns' payables: customers, and interest and dividends into accounts payable, accrued expense and other liabilities to conform to JPMorgan Chase's classification.

24 - Adjustment to reclassify Bear Stearns' payables: brokers, dealers and others into brokerage payables to conform to the combined JPMorgan Chase classification.

25 - Adjustment to reclassify JPMorgan Chase's brokerage-related payables from accounts payable, accrued expense and other liabilities into brokerage payables to conform to the combined JPMorgan Chase classification.

26 - Adjustment to reclassify Bear Stearns' accrued employee compensation and benefits into accounts payable, accrued expense and other liabilities to conform to JPMorgan Chase's classification.

27 - Adjustment to reclassify Bear Stearns' other liabilities and accrued expenses into accounts payable, accrued expense and other liabilities to conform to JPMorgan Chase's classification.

28 - Adjustment to reclassify Bear Stearns' liabilities of variable interest entities and mortgage loan special purpose entities into beneficial interests issued by consolidated variable interest entities to conform to JPMorgan Chase's classification.

29 - Adjustment to reclassify Bear Stearns' junior subordinated deferrable interest debentures from long-term debt into junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities to conform to JPMorgan Chase's classification.

Note 3--Unaudited Pro Forma Adjustments

   The unaudited pro forma combined financial information reflects (1) the issuance of 24,581,000 shares of JPMorgan Chase common stock with an aggregate value of $1.1 billion and (2) the conversion of approximately 27,213,792 of Bear Stearns employee stock awards, other than stock options, expected to be vested for accounting purposes into JPMorgan Chase employee stock awards following the merger consummation date with an estimated fair value of $261 million at November 30, 2007. Bear Stearns vested employee stock options had no impact on the purchase price, as the exercise price of these options significantly exceeds the closing price of the Bear Stearns common stock on March 28, 2008, and since completion of the merger will not constitute a change in control under the provisions of the stock option plan.

   In connection with the amendment to the merger agreement, JPMorgan Chase entered into a share exchange agreement under which JPMorgan Chase will acquire 95 million newly issued shares of the Bear Stearns common stock, or 39.5% of the outstanding common stock after giving effect to the issuance, at the same price as provided in the merger agreement.

(in thousands)                                          Bear Stearns
--------------                                --------------------------------
                                               Issued  Treasury Net Outstanding
                                              -------  -------- ---------------
Shares issued and outstanding prior to the
  merger                                      184,806  (71,807)     112,999
Shares exchanged per the Share Exchange
  Agreement/(1)/                               95,000       --       95,000
                                              -------  -------      -------
Shares issued after the share exchange        279,806  (71,807)     207,999
Retirement of shares issued to JPMorgan
  Chase in connection with the share exchange (95,000)              (95,000)
Treasury shares cancelled in connection with
  the merger                                  (71,807)  71,807           --
                                              -------  -------      -------
Shares converted into JPMorgan Chase shares
  based on the exchange ratio of 0.21753/(2)/ 112,999       --      112,999
                                              -------  -------      -------
--------
(1)Represents JPMorgan Chase's acquisition of a 39.5% interest by the exchange of 95 million Bear Stearns common shares for approximately 21 million JPMorgan Chase common shares under the Share Exchange Agreement.

(2)Represents JPMorgan Chase's acquisition of 100% of Bear Stearns' shares by the conversion of all outstanding shares into shares of JPMorgan Chase under the merger agreement.

(in millions, except per share amounts)                      December 31, 2007
---------------------------------------                      ----------------
Purchase price
Bear Stearns common stock exchanged as of November 30, 2007
  (in thousands)                                              112,999
Exchange ratio                                                0.21753
                                                             --------
JPMorgan Chase common stock to be issued (in thousands)        24,581
Average purchase price per JPMorgan Chase common share/(1)/  $  45.26
                                                             --------
                                                                        $1,112
Fair value of employee stock awards                                        261
                                                                        ------
Total purchase price                                                     1,373
Net assets to be acquired
Bear Stearns common stockholders' equity                     $ 11,441
Bear Stearns goodwill and other intangible assets                 (89)
Adjustments to reflect assets to be acquired at fair value

 Other assets                                            (1,136)
 Amounts to reflect liabilities assumed at fair value:
 Trading liabilities                                       (307)
 Long-term debt                                             435
                                                         ------
                                                                  10,344
 Negative goodwill resulting from the merger                      (8,971)
 Negative goodwill allocated to nonfinancial assets/(2)/             605
                                                                 -------
                                                                 $(8,366)/(3)/
                                                                 =======
--------
(1)The value of JPMorgan Chase common stock was determined by averaging the closing prices of JPMorgan Chase common stock for four trading days during the period March 19, 2008 through March 25, 2008.
(2)Reflects the allocation of excess fair value of net assets acquired over the purchase price which is first used to reduce nonfinancial assets as required by SFAS 141.
(3)JPMorgan Chase and Bear Stearns entered into an agreement to merge on March 16, 2008 and amended the agreement on March 24, 2008. Pursuant to the amended merger agreement each share of Bear Stearns common stock outstanding immediately prior to the merger will be exchanged for 0.21753 shares of JPMorgan Chase common stock. The consummation of the merger is subject to satisfaction of certain closing conditions including the approval of the merger agreement by the majority of Bear Stearns' stockholders.

The purchase price allocation presented in the table above reflects valuations as of November 30, 2007 (Bear Stearns' fiscal year-end). Such allocation does not reflect the effect on inventory valuations of market disruptions and the liquidity crisis encountered by Bear Stearns subsequent to February 29, 2008, merger integration costs and restructuring actions that may be necessary as a result of the merger, or costs likely to be incurred by Bear Stearns to delever its balance sheet prior to the closing of the merger. JPMorgan Chase expects that these items will significantly reduce the negative goodwill to be recognized at the merger date and the combined stockholders' equity of the two firms. JPMorgan Chase currently estimates the range of adjustments not reflected in the purchase price allocation presented above to be approximately $3 billion to $5 billion after-tax. The amounts realized at the merger date could differ materially from this estimate depending on market conditions.

   The pro forma adjustments included in the unaudited pro forma combined financial information for JPMorgan Chase and Bear Stearns as of and for the year ended December 31, 2007, and November 30, 2007, respectively, are as follows:

   (A) Adjustment to decrease the fair-value of Bear Stearns' long-term debt. The adjustment will be recognized over the weighted average remaining life of the long-term debt instruments of 4.49 years. The impact of the adjustment was an increase in pro forma pretax interest expense of $186 million for 2007.

   (B) Adjustment to reduce occupancy expense and technology, communications and equipment expense for depreciation related to nonfinancial assets written down by the allocation of negative goodwill.

   (C) Adjustment to reverse Bear Stearns' impairment charge related to goodwill and specialist rights.

   (D) Assumes that Bear Stearns preferred stock will become preferred stock of a subsidiary of the combined Firm, and shown in other liabilities as minority interest. The related dividends on the preferred stock is recorded in other expense.

   (E) Adjustment of $61 million to record the tax effect of the pro forma combined adjustments using a federal tax rate of 35%.

   (F) Average shares were calculated using the historical weighted average shares outstanding of JPMorgan Chase and Bear Stearns for the year ended December 31, 2007 and November 30, 2007, respectively, adjusted using the exchange ratio. Earnings per share data have been computed based on the combined historical income of JPMorgan Chase and Bear Stearns, and the impact of purchase accounting adjustments.

   (G) Adjustment to eliminate intercompany deposits.

   (H) Concurrent with the closing of the merger, the New York Fed will take, through a limited liability company formed for this purpose, control of a portfolio of $30 billion in assets of Bear Stearns, based on the value of the portfolio as of March 14, 2008. The assets will be funded by a $29 billion, 10-year term loan from the New York Fed, and a $1 billion, 10-year subordinated note from JPMorgan Chase. The JPMorgan Chase note is subordinated to the New York Fed loan and will bear the first $1 billion of losses associated with the assets. Any funds remaining after payment of the New York Fed loan, the JPMorgan Chase note and other expenses of the Limited Liability Company, will be paid to the New York Fed.

   (I) Adjustment to eliminate intercompany derivatives used for trading purposes.

   (J) Adjustment to net JPMorgan Chase trade date payables with net Bear Stearns trade date receivables.

   (K) Adjustment to write off Bear Stearns nonfinancial assets in accordance with SFAS 141-"Business Combinations" as a result of allocating negative goodwill.

   (L) Adjustment to write off historical Bear Stearns goodwill and intangible assets.

   (M) Adjustment to fair value Bear Stearns stock exchange memberships and seats.

   (N) Adjustment to other assets represents a reduced net deferred tax asset of $304 million resulting from the pro forma adjustments. Deferred taxes were recorded using a federal tax rate of 35%.

   (O) Adjustment to reflect the difference in the observable credit spread related to JPMorgan Chase and Bear Stearns. The observable credit spread is an indicator of the respective firm's credit quality. This debit valuation adjustment ("DVA") modification reflects the enhancement in credit quality resulting from applying the JPMorgan Chase's credit spread to the Bear Stearns liabilities.

   (P) Adjustment to eliminate Bear Stearns' historical stockholders' equity. The adjustment also reflects JPMorgan Chase common stock to be issued to Bear Stearns stockholders and the exchange of Bear Stearns vested stock options, vested restricted stock units and Cap units for corresponding JPMorgan Chase awards.

   (Q) Adjustment to record the extraordinary gain resulting from the merger. The extraordinary gain does not reflect the effect on inventory valuations of market disruptions and the liquidity crisis encountered by Bear Stearns subsequent to February 29, 2008, merger integration costs and restructuring actions that may be necessary as a result of the merger, or costs likely to be incurred by Bear Stearns to delever its balance sheet prior to the closing of the merger. JPMorgan Chase expects that these items will significantly reduce the negative goodwill to be recognized at the merger date and the combined stockholders' equity of the two firms. JPMorgan Chase currently estimates the range of adjustments not reflected in the purchase price allocation presented above to be approximately $3 billion to $5 billion after-tax. The amounts realized at the merger date could differ materially from this estimate depending on market conditions.